 EXHIBIT 99

Joint Filer Information

Name:        J. Michael Gorman

Address: PO Box 99583, Raleigh, NC 27624

Designated Filer: Richard M. Osborne

Issuer and Ticker Symbol: Energy West, Incorporated (EWST)

Date of Event Requiring Statement: September 11, 2003

Signature: /s/ J. Michael Gorman
                 J. Michael Gorman

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